The ProvoGroup

                   DiVall Insured Income Properties 2, L.P.
                                QUARTERLY NEWS

--------------------------------------------------------------------------------
A publication of The Provo Group, Inc.                     FIRST QUARTER 1997


NORTH DAKOTA FLOOD SPARES VILLAGE INN
Grand Forks, North Dakota

The Partnership's Village Inn (Grand Forks, ND) fortunately sustained minimal flood damage in April, but the winter was still a disaster after being hit with a record snowfall of 120 inches which paralyzed the economy for months.

Bruce Provo met with our Village Inn tenant on April 29th...one day after they were finally allowed by the National Guard to inspect their property. The Partnership granted the tenant 2 1/2 months of rent abatement because of their inability to operate through the dual weather disasters...snow and floods.

We do expect to apply to FEMA (Federal Emergency Management Agency) to recover our imputation of lost rents via abatement. We also expect a reduction of the property's 1997 real estate taxes.

The ability to re-open this restaurant may give the tenant a competitive market advantage in the Grand Forks area as many other restaurants will not open for months...if ever, including another Village Inn (not in this portfolio) that apparently was ruined beyond repair.

                          --------------------------
                             OTHER NEWS INSIDE...

 .    Hardee's Corporate Sells to CKE!.............. Property Highlights, pg 4

 .    New Leases for DenAmerica?.................... Property Highlights, pg 4

 .    Three More Hardee's Sold...................... Property Highlights, pg 4

 .    Cypress Closes Its  Denny's................... Property Highlights, pg 4

 .    Third-Party Solicitations................... Questions and answers, pg 6

 .    What's My Investment Worth?................. Questions and answers, pg 6

 .    Are the Former GPs in Jail?................. Questions and answers, pg 6

The ProvoGroup

Page 2                               DiVall 2                             1 Q 97


                            -----------------------
                            DISTRIBUTION HIGHLIGHTS

 .    6.7% (approx.) annualized return from operations and 4.0% (approx.) non-
     annualized return of capital from a special distribution related to property sales, equipment leases and recoveries based on $35,500,000 ("net" remaining initial investment).


 .    $2,000,000 total amount distributed for the First Quarter 1997 which was
     $1,425,000 more than budgeted.

     The higher than budgeted distributions are primarily due to the sale of three (3) Hardee's restaurants.

 .    $43.21 per unit (approx.) for the First Quarter 1997 from both cash flow from operations and investing activities.

 .    $809.00 to $611.00 range of distributions per unit from the first unit sold to the last unit sold before the offering closed (February 1990), respectively.

     Distributions are from both cash flow from operations and "net" cash activity from financing and investing activities. (NOTE: Original units were purchased for $1,000/unit.)

                                --------------

                 STATEMENTS OF INCOME AND CASH FLOW HIGHLIGHTS


 .    14% increase in operating revenues from projections.

 .    7% increase in total expenses from projections.

 .    19% increase in "net" income from projections.

 .    The Partnership experienced a $73,000 "net" gain on three (3) Hardee's property sales during the quarter. (Refer to "Sale of Properties" below for further discussion.)

 .    Rental income was $35,000 higher than projected due to the accrual of higher than budgeted percentage rents. There were also budgeted vacancies which did not occur.

The ProvoGroup

Page 3                              DiVall 2                             1 Q 97


                           -------------------------
                 Statements of Income and Cash Flow Highlights
                                   (cont'd)


 .    Investigation and restoration expenses were $15,000 lower than projected for the quarter ended March 31, 1997, due to the delay of the Boatmen's trial.

 .    Professional and auditing expenses were in "total" $12,000 lower than budgeted for the quarter ended March 31, 1997.

                           -------------------------

                              Property Highlights

                                   Vacancies
                                   ---------

 .    Country Kitchen restaurant (Cedar Rapids, IA) remains vacant at March 31,
     1997. The Partnership continues to work with prospective tenants for either the re-lease or sale of this property.

 .    Hardee's restaurant (West Jordan, UT) was vacant at March 31, 1997. The tenant, Terratron, Inc., remains responsible for this lease while pursuing its sales opportunities.

 .    Denny's restaurant (Twin Falls, ID) was vacant at March 31, 1997.

     The tenant of this property, DenAmerica, Corp., vacated the property at the end of the December 1996 and notified management that they were ceasing all rental payments.

     (NOTE: Refer to "Other Property Matters" below for further discussion.)

                               Rents Receivable
                               ----------------

         The following restaurants were delinquent at March 31, 1997.

 .    Denny's restaurant (Twin Falls, ID) - DenAmerica, Corp. - $19,900 for
     scheduled rent, equipment rent, sales tax, and late charges.

     Hardee's restaurant (West Jordan, UT) - Terratron, Inc. - $24,000 for scheduled rent and property tax escrow payments.

The ProvoGroup

Page 4                              DiVall 2                             1 Q 97

                           -------------------------
                          Property Highlights (cont'd)

                           Rents Receivable (cont'd)
                           -------------------------

 .    Miami Subs restaurant (Palm Beach, FL) - P & T Holdings - $2,200 for scheduled rent, percentage rent, sales tax, and late fees.

                              Sale of Properties
                              ------------------

 .    On March 28, 1997, Hardee's (Delavan, WI) was sold for $520,000.

 .    On March 28, 1997, Hardee's (Oconomowoc, WI) was sold for $570,000.

 .    On January 28, 1997, Hardee's (South Milwaukee, WI) was sold for $300,000.


          NOTE: All three (3) of these Hardee's restaurant sales were a result of prior lease negotiations the Partnership made with the former tenant, Terratron, Inc. and the new tenant, Hardee's Food Systems, Inc. As previously mentioned, the Partnership experienced a net gain of $73,000 in total from these property sales. The Hardee's restaurant (West Jordan, UT) sale is currently pending.

                            Other Property Matters
                            ----------------------

 .    As noted above, DenAmerica Corporation notified management during the quarter that they were ceasing rental payments on their Twin Falls, Idaho restaurant in the Partnership.

     This tenant was defaulted and has since requested that management consider their proposal for terminating the Twin Falls, Idaho lease and consider modifying their remaining leases that currently pay straight percentage rent versus fixed rent.

     The Partnership has countered these proposals and is currently awaiting a response from the tenant.

 .    Cypress Restaurant, Inc., tenant of Denny's (Daytona Beach, FL) notified the Partnership at the end of April 1997 that it closed this restaurant on March 31, 1997. The Partnership is pursuing its legal options with respect to this lease.

 .    Hardee's Food Systems, Inc. was recently acquired by CKE Restaurants, owner of Carl's Jr. restaurants. Closing is expected to occur July 1997. The Partnership anticipates the buy out and the marriage of Hardee's breakfast menu and Carl's Jr.'s lunch/dinner menus may "boost" sales nationwide. Hardee's Food Systems, Inc. is the new tenant for most of the Partnership's Hardee's restaurants.

Page 5                             DiVall 2                               1 Q 97

                        ------------------------------

                             Restoration Highlights


 .    Recoveries received during the First Quarter 1997 were slightly over $2,000 for the Partnership.

 .    "Total" recoveries received to date for the Partnership are approximately
     $2,089,000.

 .    The trial against Boatmen's First National Bank of Kansas City has been re-
     scheduled for June 23, 1997.

                        ------------------------------

                             Return of Capital

The following table has been updated to present the breakdown of distributions since the Partnership's first quarterly distribution, for the period ended June 30, 1988 through March 31, 1997.



                                                  Distribution      Capital
                                                    Analysis        Balance
                                                  -------------  -------------

     Original Capital Balance                                -   $ 46,280,300
     Cash Flow From Operations Since Inception    $ 22,128,498              -
     Total Distributions Since Inception           (32,955,268)             -
                                                  ------------

     (Return) of Capital                          $(10,826,770)   (10,826,770)
                                                  ============   ------------

     "Net" Remaining Initial Investment
          by Original Partners                               -   $ 35,453,530
                                                                 ============

    (NOTE: For a more individualized discussion of return of capital contact
                              Investor Relations.)

The Provo Group


Page 6                            DiVall 2                               1 Q 97

                           -------------------------

                              Questions & Answers

1.   Why am I receiving solicitations to buy my units?

     Any solicitations that you receive to buy your units are a result of a third-party (not affiliated with TPG, Inc.) who is interested in acquiring units at a discounted rate. As General Partner, we encourage you to thoroughly review all your options.

2.   What is the 1996 per unit value for my investment in the Partnership?

     As we reported in your 1996 Annual Report, the estimated value of your investment in the Partnership at December 31, 1996 was $470 per unit.

3.   Are the former general partners in jail?

     Former general partner, Gary J. DiVall, was sentenced last year to eight
     (8) years in prison with seven (7) years of subsequent probation. Former general partner, Paul E. Magnuson received the same sentence on March 3, 1997.

4.   When can I expect my next distribution mailing?

     Your next scheduled distribution correspondence for the Second Quarter of 1997 will be mailed on August 15, 1997.

                                     * * *

 For questions or additional information, please contact Investor Relations at
                       1-800-547-7686 or 1-608-244-7661.

                All written inquiries may be mailed or faxed to:

                             The Provo Group, Inc.

          Post Office Box 8673                1410 Northport Drive
          Madison, Wisconsin  53708-8673      Madison, Wisconsin  53704

                               (FAX 608-244-7663)


--------------------------------------------------------------------------------------------------------------------
TheProvoGroup                             DIVALL INSURED INCOME PROPERTIES 2 L.P.
                                        STATEMENTS OF INCOME AND CASH FLOW CHANGES
                                      FOR THE THREE MONTH PERIOD ENDED MARCH 31, 1997
--------------------------------------------------------------------------------------------------------------------
                                                                      PROJECTED           ACTUAL          VARIANCE
                                                                     -----------------------------------------------
                                                                         1ST                1ST
                                                                       QUARTER            QUARTER          BETTER
                                                                       3/31/97            3/31/97          (WORSE)
                                                                     -----------        -----------      -----------
OPERATING REVENUES
  Rental income                                                      $   726,059        $   761,332      $    35,273
  Direct financing interest                                                3,226              3,226                0
  Interest income                                                         19,703             18,013           (1,690)
  Recovery of amounts previously written off                                   0              2,221            2,221
  Gain on sale of assets                                                       0             72,894           72,894
  Other income                                                            11,081             12,016              935
                                                                     -----------        -----------      -----------
TOTAL OPERATING REVENUES                                             $   760,069        $   869,702      $   109,633
                                                                     -----------        -----------      -----------
OPERATING EXPENSES
  Insurance                                                          $     7,097        $     7,124      $       (27)
  Management fees                                                         43,530             43,572              (42)
  Restoration fees                                                             0                 89              (89)
  Overhead allowance                                                       3,627              3,592               35
  Advisory Board                                                           7,300              4,088            3,212
  Administrative                                                          25,997             26,532             (535)
  Professional services                                                    7,476                657            6,819
  Auditing                                                                21,000             16,171            4,829
  Legal                                                                    7,500             10,508           (3,008)
  Disposition fees                                                             0             37,166          (37,166)
  Appraisals                                                                   0              4,597           (4,597)
  Write-off of uncollectible rent                                              0              1,721           (1,721)
  Defaulted tenants                                                        2,670              2,156              514
                                                                     -----------        -----------      -----------
TOTAL OPERATING EXPENSES                                             $   126,197        $   157,973      $   (31,776)
                                                                     -----------        -----------      -----------
GROUND RENT                                                          $    30,927        $    31,785      $      (858)
                                                                     -----------        -----------      -----------
INVESTIGATION AND RESTORATION EXPENSES                               $    32,635        $    17,219      $    15,416
                                                                     -----------        -----------      -----------
NON-OPERATING EXPENSES
  Depreciation                                                       $   123,186        $   123,335      $      (149)
  Amortization                                                                 0              5,697           (5,697)
                                                                     -----------        -----------      -----------
TOTAL NON-OPERATING EXPENSES                                         $   123,186        $   129,032      $    (5,846)
                                                                     -----------        -----------      -----------
TOTAL EXPENSES                                                       $   312,945        $   336,009      $   (23,064)
                                                                     -----------        -----------      -----------
NET INCOME                                                           $   447,124        $   533,693      $    86,569

OPERATING CASH RECONCILIATION:                                                                             VARIANCE
                                                                                                          ----------
  Depreciation and amortization                                          123,186            129,032            5,846
  Recovery of amounts previously written off                                   0             (2,221)          (2,221)
  Gain on sale of assets                                                       0            (72,894)         (72,894)
  Write-off of uncollectible rent                                              0              1,721            1,721
  (Increase) Decrease in current assets                                   42,247             68,876           26,629
  Increase (Decrease) in current liabilities                             (84,230)           (72,798)          11,432
  Decrease in Security Deposits                                                0             (4,620)          (4,620)
  (Increase) Decrease in cash reserved for payables                       30,000             30,000                0
  Advance from prior cash flows for current distributions                 (2,000)                 0            2,000
                                                                     -----------        -----------      -----------
 Net Cash Provided From Operating Activities                         $   556,327        $   610,789      $    54,462
                                                                     -----------        -----------      -----------
CASH FLOWS FROM (USED IN) INVESTING
  AND FINANCING ACTIVITIES
  Recoveries from former G.P. affiliates                                       0              2,221            2,221
  Principal received on equipment leases                                  16,334              7,626           (8,708)
  Proceeds from property sales                                                 0          1,394,620        1,394,620
  Investment in equipment                                                      0                  0                0
                                                                     -----------        -----------      -----------
 Net Cash Provided From Investing And Financing
  Activities                                                         $    16,334        $ 1,404,467      $ 1,388,133
                                                                     -----------        -----------      -----------

 Total Cash Flow For Quarter                                         $   572,661        $ 2,015,256      $ 1,442,595

 Cash Balance Beginning of Period                                      1,264,693          1,554,953          290,260
 Less 4th quarter distributions paid 2/97                               (925,000)        (1,000,000)         (75,000)
 Change in cash reserved for payables or future distributions            (28,000)           (30,000)          (2,000)
                                                                     -----------        -----------      -----------
 Cash Balance End of Period                                          $   884,354        $ 2,540,209      $ 1,655,855

 Cash reserved for 1st quarter L.P. distributions                       (575,000)        (2,000,000)      (1,425,000)
 Cash reserved for payment of payables                                  (140,000)          (270,000)        (130,000)
                                                                     -----------        -----------      -----------
 Unrestricted Cash Balance End of Period                             $   169,354        $   270,209      $   100,855
                                                                     ===========        ===========      ===========
--------------------------------------------------------------------------------------------------------------------
                                                                      PROJECTED            ACTUAL         VARIANCE
                                                                     -----------------------------------------------
* Quarterly Distribution                                             $   575,000        $ 2,000,000      $ 1,425,000
  Mailing Date                                                         5/15/97           (enclosed)            -
--------------------------------------------------------------------------------------------------------------------

* Refer to distribution letter for detail of quarterly distribution.

[The Provo Group Logo]
                                                                                 -------------------------------------------
PROJECTIONS FOR                 DIVALL INSURED INCOME PROPERTIES 2 LP             ORIGINAL EQUITY                $46,280,300
DISCUSSION PURPOSES                     1997 PROPERTY SUMMARY                     NET DISTRIBUTION OF
                                   AND RELATED ESTIMATED RECEIPTS                   CAPITAL SINCE INCEPTION      $10,826,770
                                                                                                                 -----------
                                                                                  CURRENT EQUITY                 $35,453,530
                                                                                  -------------------------------===========

PORTFOLIO        (Note 1)


                                                  ---------------------------------  ---------------------------------------------
                                                              REAL ESTATE                              EQUIPMENT
                                                  ---------------------------------  ---------------------------------------------
                                                               ANNUAL                     LEASE                            ANNUAL
------------------------------------------                      BASE          %         EXPIRATION                          LEASE
CONCEPT                       LOCATION               COST       RENT        YIELD          DATE             COST          RECEIPTS
------------------------------------------        --------------------------------      ------------------------------------------
APPLEBEE'S               COLUMBUS, OH             1,059,465    135,780      12.82%       06/30/97           84,500          17,438
BLOCKBUSTER              OGDEN, UT                  646,425    100,554      15.56%
COUNTRY KIT.             CEDAR RAPIDS, IA           660,156          0       0.00%
DENNY'S                  N. SYMRNA BCH, FL        1,025,830    133,380      13.00%                                               0
DENNY'S                  DAYTONA, FL              1,029,844    136,800      13.28%                                               0

DENNY'S (2) (3)          PHOENIX, AZ                295,750     39,000      13.19%                         224,376               0
DENNY'S (2)              PHOENIX, AZ                972,726     84,000       8.64%                         183,239               0
DENNY'S (2)              PHOENIX, AZ                865,900     86,000       9.93%                         221,237               0
DENNY'S                  TWIN FALLS, ID             699,032     83,200      11.90%       04/30/99          190,000          37,860
DENNY'S (2) (3)          PHOENIX, AZ                500,000     37,000       7.40%                          14,259               0

HARDEE'S (5)             S. MILWAUKEE, WI           808,032     64,000       7.92%
HARDEE'S (5)             HARTFORD, WI               686,563     64,000       9.32%
HARDEE'S (5)             MILWAUKEE, WI            1,010,045     76,000       7.52%             (4)         260,000               0
   "                        "                                                                              151,938               0
HARDEE'S                 W. JORDAN, UT              617,907     77,880      12.60%
HARDEE'S (5)             FOND DU LAC, WI            849,767     88,000      10.36%             (4)         290,469               0
HARDEE'S (5)             MILWAUKEE, WI                    0          0       0.00%                         780,000               0

HOOTER'S                 R. HILLS, TX             1,246,719     95,000       7.62%

HOSTETTLER'S             DES MOINES, IA             845,000     55,584       6.58%                          52,813               0

KFC                      SANTA FE, NM               451,230     60,000      13.30%

MIAMI SUBS               PALM BEACH, FL             743,625     39,000       5.24%
---------------------------------------          ---------------------------------       ---------         -------------------------

                                                                                                             -----------
                                                                                                             TOTAL % ON
                                                                                                             $35,453,530
                                            ---------            ------------------------------------          EQUITY
                                            EQUIPMENT                            TOTALS                          RAISE
                                            ---------            ------------------------------------        -----------
---------------------------------------         % *                              ANNUAL
CONCEPT                 LOCATION             RETURN                 COST        RECEIPTS       RETURN
---------------------------------------     ---------            ------------------------------------
APPLEBEE'S           COLUMBUS, OH             20.64%              1,143,965     153,218        13.39%

BLOCKBUSTER          OGDEN, UT                                      646,425     100,554        15.56%

COUNTRY KIT.         CEDAR RAPIDS, IA                               660,156           0         0.00%

DENNY'S              N. SYMRNA BCH, FL                            1,025,830     133,380        13.00%
DENNY'S              DAYTONA, FL                                  1,029,844     136,800        13.28%

DENNY'S (2) (3)      PHOENIX, AZ               0.00%                520,126      39,000         7.50%
DENNY'S (2)          PHOENIX, AZ               0.00%              1,155,965      84,000         7.27%
DENNY'S (2)          PHOENIX, AZ               0.00%              1,087,137      86,000         7.91%
DENNY'S              TWIN FALLS, ID           19.93%                889,032     121,060        13.62%
DENNY'S (2) (3)      PHOENIX, AZ               0.00%                514,259      37,000         7.19%

HARDEE'S (5)         S. MILWAUKEE, WI                               808,032      64,000         7.92%
HARDEE'S (5)         HARTFORD, WI                                   686,563      64,000         9.32%
HARDEE'S (5)         MILWAUKEE, WI             0.00%              1,421,983      76,000         5.34%
   "                     "                     0.00%
HARDEE'S             W. JORDAN, UT                                  617,907      77,880        12.60%
HARDEE'S (5)         FOND DU LAC, WI           0.00%              1,140,236      88,000         7.72%
HARDEE'S (5)         MILWAUKEE, WI             0.00%                780,000           0         0.00%

HOOTER'S             R. HILLS, TX                                 1,246,719      95,000         7.62%

HOSTETTLER'S         DES MOINES, IA            0.00%                897,813      55,584         6.19%

KFC                  SANTA FE, NM                                   451,230      60,000        13.30%

MIAMI SUBS           PALM BEACH, FL                                 743,625      39,000         5.24%
-----------------------------------           ------             ------------------------------------

Note 1: This property summary includes only current property and equipment held by the Partnership. Equipment lease receipts shown include a return of capital.
     2: Rent is based on 12.5% of monthly sales. Rent projected for 1997 is based on 1996 sales levels.
     3: The Partnership entered into a long-term ground lease in which the Partnership is responsible for payment of rent. The annual base rent shown is net of the underlying ground lease rent.
     4: The lease was terminated and the equipment sold to Hardee's Food Systems in conjunction with their assumption of the Terratron leases in November 1996.
     5: These leases were assumed by Hardee's Food Systems at a reduced rental rate from that stated in the original leases.

[LOGO OF THE PROVO GROUP]

PROJECTIONS FOR
DISCUSSION PURPOSES

                     DIVALL INSURED INCOME PROPERTIES 2 LP
                             1997 PROPERTY SUMMARY
                        AND RELATED ESTIMATED RECEIPTS

                                                                                         -------------------------------------------
                                                                                         ORIGINAL EQUITY                 $46,280,300
                                                                                         NET DISTRIBUTION OF
                                                                                           CAPITAL SINCE INCEPTION       $10,826,770
                                                                                                                         -----------
                                                                                         CURRENT EQUITY                  $35,453,530
                                                                                                                         ===========
                                                                                         -------------------------------------------
PORTFOLIO   (Note 1)

                            REAL ESTATE                         EQUIPMENT                            TOTALS
                   ----------------------------  ---------------------------------------  -----------------------------  TOTAL % ON
                                ANNUAL             LEASE                 ANNUAL                                          $35,453,530
                                 BASE       %    EXPIRATION              LEASE      %                   TOTAL              EQUITY
CONCEPT/LOCATION      COST       RENT     YIELD     DATE       COST     RECEIPTS  RETURN     COST     RECEIPTS   RETURN     RAISE
-----------------  ----------------------------  ---------------------------------------  -----------------------------  -----------
POPEYE'S
  PARK FOREST, IL     580,938     77,280  13.30%                                             580,938     77,280  13.30%

SUNRISE PS
  PHOENIX, AZ       1,084,503    127,920  11.80%             79,219          0     0.00%   1,182,735    131,850  11.15%
                                                  06/30/97   19,013      3,930    20.67%
VILLAGE INN
  GRAND FORKS, ND     739,375     84,000  11.36%                                             739,375     84,000  11.36%

WENDY'S
  AIKEN, SC           633,750     90,480  14.28%                                             633,750     90,480  14.28%
WENDY'S
  CHARLESTON, SC      580,938     76,920  13.24%                                             580,938     76,920  13.24%
WENDY'S
  N. AUGUSTA, SC      660,156     87,780  13.30%                                             660,156     87,780  13.30%
WENDY'S
  AUGUSTA, GA         728,813     96,780  13.28%                                             728,813     96,780  13.28%
WENDY'S
  CHARLESTON, SC      596,781     76,920  12.89%                                             596,781     76,920  12.89%
WENDY'S
  AIKEN, SC           776,344     96,780  12.47%                                             776,344     96,780  12.47%
WENDY'S
  AUGUSTA, GA         649,594     86,160  13.26%                                             649,594     86,160  13.26%
WENDY'S
  CHARLESTON, SC      528,125     70,200  13.29%                                             528,125     70,200  13.29%
WENDY'S
  MT. PLEASANT, SC    580,938     77,280  13.30%                                             580,938     77,280  13.30%
WENDY'S
  MARTINEZ, GA        633,750     84,120  13.27%                                             633,750     84,120  13.27%

HALLANDALE TAG
  HALLANDALE, FL      792,188     30,000   3.79%                                             792,188     30,000   3.79%
-----------------  ----------  ---------  -----           ---------     ------     ----   ----------  ---------  -----      ----
PORTFOLIO TOTALS
  (33 Properties)  24,580,209  2,617,798  10.65%          2,551,063     59,228     2.32%  27,131,272  2,677,027   9.87%     7.55%
-----------------  ==========  =========  =====           =========     ======     ====   ==========  =========  =====      ====


Note 1: This property summary includes only current property and equipment held by the Partnership. Equipment lease receipts shown include a return of capital.